Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228019 on Form S-8 of Ameren Corporation of our report dated June 25, 2020, except for supplemental Schedule G, Part III - Schedule of Nonexempt Transactions, as to which the date is October 27, 2023, appearing in this Annual Report on Form 11-K/A of the Ameren Corporation Savings Investment Plan for the year ended December 31, 2019.

/s/ Crowe LLP
Crowe LLP

Oak Brook, Illinois

October 27, 2023